Exhibit 99.1
[DOVER CORPORATION LOGO]

CONTACT:                                         READ IT ON THE WEB
David S. Smith                                   http://www.dovercorporation.com
Vice President, Dover
(212) 922-1640                                                 NOVEMBER 13, 2001


                  DOVER CORPORATION ANNOUNCES INVESTOR WEBCAST

New York, New York (November 13, 2001) Dover Corporation (DOV:NYSE) announced today that it will host an Internet webcast of its annual investor conference on November 19th from 8:00 a.m. until approximately 12:30 p.m. EST.

The web-based simulcast of both the audio and presentation slide meeting content will be accessible to all interested parties from the company's website at www.dovercorporation.com. The conference presentation will also be archived on the website and will be available for replay after the conference.


                                                                               6